Exhibit 99.2

Beam Global

Unaudited Pro Forma Combined Financial Statements

On March 4, 2022, Beam Global (“Beam”) completed its previously announced acquisition of All Cell Technologies, LLC (“All Cell”), a leader in energy storage solutions and technologies.

The accompanying unaudited pro forma combined statements of financial position as at December 31, 2021, and the unaudited pro forma combined statements of operations for the year ended December 31, 2021 (the “Unaudited Pro Forma Statements”), have been prepared in accordance with general accepted accounting principles in the United States of America (U.S. GAAP) and Regulation S-X. Accounting policies used in the preparation of the Unaudited Pro Forma Statements are consistent with those disclosed in the Company’s audited consolidated financial statements as at and for the year ended December 31, 2021 (the “Annual Financial Statements”).

The note disclosure requirements of annual consolidated financial statements provide additional disclosures to that required for pro forma condensed consolidated financial statements. The Unaudited Pro Forma Statements have been prepared from the Annual Financial Statements and should be read in conjunction with the Annual Financial Statements.

The accompanying unaudited pro forma combined statements of financial position at December 31, 2021, has been prepared to give effect to the acquisition as if it had occurred on December 31, 2021. The unaudited pro forma combined statements of operations for the year ended December 31, 2021 has been prepared to give effect to the acquisition as if it had occurred on January 1, 2021.

The pro forma adjustments are based on the best information available and assumptions that the Company believes are factually supportable and reasonable; however, such adjustments are subject to change. The unaudited pro forma combined financial information is for illustrative and informational purposes only and is not intended to reflect what the Company’s consolidated statements of operations would have been had the acquisition occurred on the dates indicated and is not necessarily indicative of the Company’s future consolidated statements of operations.

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BEAM GLOBAL

UNAUDITED PRO FORMA COMBINED STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2021

(In thousands)

	Historical				Pro Forma
	Beam Global	All Cell	Adjustments		Combined

Assets
Current assets
Cash	$21,949	$178	$(989)	(a), (b)	$21,138
Accounts receivable	3,827	648	(648)	(a)	3,827
Prepaid expenses and other current assets	180	591	–		771
Inventory, net	1,611	1,856	–		3,467
Total current assets	27,567	3,273	(1,637)		29,203

Property and equipment, net	650	363			1,013
Operating lease right of use asset	2,030	–	212	(d)	2,242
Goodwill	–	–	5,813	(c)	5,813
Intangible assets, net	359	–	14,928	(c)	15,287
Deposits	52	–	–		52
Total assets	$30,658	$3,636	$19,316		$53,610

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,567	$448	$(369)	(a), (e)	$1,646
Accrued expenses	727	252	(252)	(a)	727
Sales tax payable	57	–	–		57
Deferred revenue	136	2,004	–		2,140
Operating lease liabilities, current	468	–	122	(d)	590
Contingent consideration liabilities, current	–	–	6,272	(b)	6,272
Long-term debt, current	–	175	(175)	(a)	–
Total current liabilities	2,955	2,879	5,598		11,432

Deferred revenue, noncurrent	118	–	–		118
Operating lease liabilities, noncurrent	1,607	–	90	(d)	1,697
Contingent consideration liabilities, noncurrent	–	–	105	(b)	105
Long-term debt, noncurrent	–	218	(218)	(a)	–
Total liabilities	4,680	3,097	5,575		13,352

Commitments and contingencies (Note 9)

Stockholders' equity
Preferred stock / units	–	11,194	(11,194)	(a)	–
Common stock / units	9	4,242	(4,241)	(a), (b)	10
Additional paid-in-capital	83,588	–	14,358	(b)	97,946
Accumulated deficit	(57,619)	(14,897)	14,818	(a), (e)	(57,698)

Total stockholders' equity	25,978	539	13,741		40,258

Total liabilities and stockholders' equity	$30,658	$3,636	$19,316		$53,610

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BEAM GLOBAL

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(In thousands, except per share information)

	Historical				Pro Forma
	Beam Global	All Cell	Adjustments		Combined

Revenues	$9,002	$5,397	$–		$14,399

Cost of revenues	9,974	5,302	1,568	(c)	16,844

Gross loss	(972)	95	(1,568)		(2,445)

Operating expenses	5,627	2,681	246	(c)	8,554

Loss from operations	(6,599)	(2,586)	(1,814)		(10,999)

Other income (expense)
Interest income	5	–	–		5
Debt forgiveness income (PPP loan)	–	313	(313)	(a)	–
Loss due to theft	–	(243)	–		(243)
Interest expense	(1)	(419)	–		(420)
Total other income (expense), net	4	(349)	(313)		(658)

Loss before income tax expense	(6,595)	(2,935)	(2,127)		(11,657)

Income tax expense	1	–	–	(f)	1

Net loss	$(6,596)	$(2,935)	$(2,127)		$(11,658)

Net loss per share - basic and diluted	$(0.74)	$–	$–		$(1.17)

Weighted average shares outstanding - basic and diluted	8,882	–	1,055	(b)	9,937

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BEAM GLOBAL

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(Unaudited)

1.	BASIS OF PRESENTATION

The pro forma adjustments are based on the best information available and assumptions that the Company believes are factually supportable and reasonable; however, such adjustments are subject to change. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to reflect what the Company’s consolidated statements of operations would have been had the acquisition occurred on the dates indicated and is not necessarily indicative of the Company’s future consolidated statements of operations.

The Unaudited Pro Forma Statements have been derived from, and should be read in conjunction with, the Company’s audited consolidated financial statements for the year ended December 31, 2021, and All Cell’s audited financial statements for the year ended December 31, 2021.

The Unaudited Pro Forma Statements do not reflect any operating synergies, related cost savings or revenue enhancements that may be derived, or costs to integrate the operations.

2.	PRELIMINARY PURCHASE PRICE ALLOCATION

The Unaudited Pro Forma Statements have been prepared in accordance with Accounting Standards Codification 805, Business Combination, whereby the excess of the aggregate consideration over the fair value of the identifiable net assets is allocated to goodwill and intangible assets. The pro forma adjustments are based on estimates of the fair values of assets acquired and liabilities assumed and information available as of the date of this report. The allocation of the purchase price, therefore, the fair values assigned to intangible assets and goodwill, among other items, are subject to change as additional information is received. Such allocation will be finalized as soon as practicable, but not later than one year from the acquisition date.

The preliminary fair value of consideration transferred consisted of the following (in thousands):

Common Stock	$14,359
Working Capital Cash Payment	811
Earnout Consideration	6,377
Total consideration transferred	$21,547

Common stock is valued based on the number of shares issued of 1,055,000 and the closing price of such shares on the date of the acquisition of $13.61. All Cell is eligible to earn an additional number of shares of Beam Common Stock if it meets certain revenue milestones (the “Earnout Consideration”). The Earnout Consideration is: (i) two times the amount of All-Cell revenue and contracted backlog that is greater than $7.5 million for 2022, and (ii) two times the amount of All-Cell 2023 revenue only which exceeds the greater of either $13.5 million or 135% of the 2022 cumulative revenue, capped at $20.0 million. Revenues exceeding $20.0 million in 2023 will not be eligible for the Earnout Consideration. The maximum aggregate number of shares of Beam Common Stock that the Company will issue to seller for the Closing Consideration and Earnout Consideration will not exceed 1.8 million shares. The value of the Earnout Consideration is estimated using a two-factor Monte Carlo simulation, which includes management estimates and assumptions.

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The following table summarizes the preliminary fair values of assets acquired and liabilities assumed as of the acquisition date (in thousands):

Inventory	$1,856
Prepaid expenses	591
Deposits	–
Property, plant and equipment	363
Goodwill	5,813
Intangible assets	14,928
Total assets acquired	23,551

Customer deposits	(2,004)
Total liabilities assumed	(2,004)

Total assets and liabilities assumed	$21,547

3.	PRO FORMA ADJUSTMENTS

a.)

To reflect the exclusion of certain assets and liabilities as well as related impacts arising from the exclusion of long-term debt in accordance with the terms of the Asset Purchase Agreement (in thousands).

Balance Sheet
Cash	$(178)
Accounts receivable	(648)
Accounts payable	(448)
Accrued expenses	(252)
Long-term debt, current	(175)
Long-term debt, noncurrent	(218)
Preferred stock	(11,194)
Common stock	(4,242)
Accumulated deficit	14,897
Pro forma adjustment	$(2,458)

Statement of Operations
Debt forgiveness income (PPP Loan)	(313)

b.)	To reflect consideration transferred ($ in thousands).

Cash transferred	$811
Contingent consideration, current	6,272
Contingent consideration, noncurrent	105
Common stock	1
Additional paid-in-capital	14,358
Pro forma adjustment	$21,547

Common stock issued (in shares)	1,055

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c.)	To reflect the estimated fair value of the intangible assets and goodwill from the acquisition (in thousands). These allocations are based on preliminary estimates and the final allocation may differ materially as changes to the initial valuation of the purchase price or net assets acquired will be allocated as an offset to goodwill.

	Amount	Useful life (yrs)
Developed technology	$12,400	9
Trade name	1,935	9
Customer relationships	403	13
Backlog	190	1
Total identifiable intangible assets	14,928
Goodwill	5,813
Pro forma adjustment	$20,741

Amortization of intangible assets

Cost of goods sold	$1,568
Operating expenses	246
Pro forma adjustment	$1,814

d.)	Application of Accounting Standards Codification Topic 842 to All Cell’s lease assumed by Beam Global. Right-of-use assets and liabilities are measured at the present value of the remaining lease payments, as if the acquired leases were new leases of the acquiror at the acquisition date (in thousands).

Right-of-use asset	$212
Operating lease liability, current	122
Operating lease liability, noncurrent	90
Pro forma adjustment	$424

e.)	To reflect transaction costs incurred (in thousands).

Transaction costs	$79

f.)	No tax impact is included for pro forma adjustments to loss before income tax due to the net losses incurred by the Company.

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